UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300	20814
Bethesda, Maryland

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Under the Collaboration and License Agreement between Takeda Pharmaceutical Company Limited (Takeda) and Sucampo Pharmaceuticals, Inc. (Sucampo), dated October 29, 2004, if Sucampo wishes to use data or information developed under the collaboration with Takeda outside the United States or Canada, for example in support of a regulatory filing in Europe or Asia, Sucampo is obligated to pay to Takeda a one-time fee the first time such data or information is used in specified territories. The amount of the fee for each territory is to be agreed between Sucampo and Takeda.
     In connection with the filing of a Marketing Authorization Application in the United Kingdom by Sucampo’s wholly-owned European subsidiary, as described in item 7.01 below, Sucampo agreed with Takeda to make a one-time payment of $1.8 million, which will permit Sucampo and its subsidiaries to use certain data and information developed under the Collaboration and License agreement in Europe, the Middle East and Africa.

Item 7.01.	Regulation FD Disclosure.
     On February 27, 2007, Sucampo Pharmaceuticals, Inc. announced that its wholly-owned European subsidiary, Sucampo Pharma Europe, Ltd., has filed a Marketing Authorization Application for lubiprostone, 24 mcg, for the indication of chronic idiopathic constipation in adults in United Kingdom. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Under the license agreement between Sucampo and Sucampo AG, dated June 30, 2006, Sucampo is required to make a $1.0 million payment to Sucampo AG, which is a related party, for its first new drug application filing or comparable foreign regulatory filing in each of the three following territories covered by the license agreement: North, Central and South America, including the Caribbean; Asia; and the rest of the world. The filing of the Marketing Authorization Application described above by Sucampo Pharma Europe, Ltd. triggered the obligation on the part of Sucampo to make a $1.0 million payment to Sucampo AG for the rest-of-world territory.
     The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:
99.1	Press Release issued by the registrant on February 27, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: February 29, 2008	/s/ MARIAM E. MORRIS
	Name:	Mariam E. Morris
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on February 27, 2008